Exhibit 99.2

Consent Letter

To:

Zerolimit Technology Holding Co. Ltd. (the “Company”)

89 Nexus Way

Camana Bay

Grand Cayman

KY1-9009

Cayman Islands

Date: June 28, 2025

Dear Sirs,

We hereby consent to the reference to our firm under the heading “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Business”, “Taxation - PRC Taxation” and “Legal Matters” in the Company’s registration statement on Form F-1, which will be filed with the Securities and Exchange Commission in June 30, 2025.

Yours faithfully,

_________________

Global Law Office